UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 Commission file number	62-0474417 (I.R.S. Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance Award for Senior Vice President and Treasurer

On December 3, 2007, President and Chief Executive Officer Tom Kilgore approved a lump sum performance award of $50,000 to John M. Hoskins, Senior Vice President and Treasurer, in recognition of Mr. Hoskins’ service as TVA’s Interim Chief Financial Officer and Executive Vice President, Financial Services.  A copy of the award approval is attached as Exhibit 99.1 hereto.

Appointment of Principal Accounting Officer

On December 4, 2007, TVA announced the appointment of John M. Thomas III as Vice President and Controller and its Chief Accounting Officer, effective January 7, 2008.

Mr. Thomas will be responsible for the development and maintenance of TVA accounting policies and practices, compliance with SEC reporting requirements including disclosures, internal controls, and financial reports, development of policy and methods for business planning, budgeting and financial management, and ensuring consistency with TVA financial policy.  In addition, he will provide oversight and analysis of financial and performance reporting and he will serve as the primary management point of contact for the Audit and Ethics Committee.

Mr. Thomas, age 44, has been the General Manager, Operations Business Services at TVA since 2006.  In this position, he is responsible for financial and performance reporting and budgeting for TVA’s operations organizations including Nuclear Generation, Fossil Generation, River Operations, Power System Operations, and Commercial Operations and Fuels.  In addition, he has responsibility for administration of capital planning and prioritization and benchmarking.  Mr. Thomas joined TVA in 2005 as Senior Advisor for the Bulk Power Trading organization.  Prior to joining TVA, Mr. Thomas was Chief Financial Officer in 2005 for Benson Security Systems, a security system integrator located in Gilbert, Arizona.  In that position he was responsible for strategic planning, accounting operations, treasury and financial reporting.  From 2003 to 2005, Mr. Thomas was Controller, Progress Fuels Corporation and from 2001 to 2003 was Controller, Progress Ventures Inc., both subsidiaries of Progress Energy, a diversified energy company, in Raleigh, North Carolina.  In those positions, Mr. Thomas was responsible for accounting operations, financial reporting, forecasting, and risk management.

Mr. Thomas has a B.A. in Accounting and a B.A. in Business Management from North Carolina State University in Raleigh, North Carolina.

Mr. Thomas will receive an annual salary of $240,000.  He will be a participant in TVA’s Executive Annual Incentive Plan with an annual incentive opportunity of 45 percent of his annual salary in 2008, and in TVA’s Long-Term Incentive Plan with a long-term incentive opportunity of 30 percent of his annual salary (beginning with the performance cycle ending on September 30, 2008).  Mr. Thomas will also receive a vehicle allowance of approximately $9,100 per year.

There are no family relationships between Mr. Thomas and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA. Mr. Thomas is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with his employment as described in this report.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Approval of Lump Sum Performance Award for John M. Hoskins Dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

Date: December 6, 2007                                                /s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and
Executive Vice President, Financial Services

EXHIBIT INDEX

This exhibit is filed pursuant to Item 5.02.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Approval of Lump Sum Performance Award for John M. Hoskins Dated December 3, 2007